                                                                    EXHIBIT 10.1


CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, has been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                      MEDICAL DISTRIBUTION SOLUTIONS, INC.,

                               NEOFORMA.COM, INC.

                                       AND

                             NEOFORMA LIFELINE, INC.





                                 MARCH 31, 2001

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                            ASSET PURCHASE AGREEMENT

     This Agreement entered into as of March 31, 2001 is by and among Medical Distribution Solutions, Inc., a Georgia corporation ("MDSI"), Neoforma.com, Inc., a Delaware corporation ("Neoforma"), and Neoforma LifeLine, Inc., a Delaware corporation and wholly owned subsidiary of Neoforma ("LifeLine"). MDSI, Neoforma and LifeLine are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which MDSI will purchase substantially all of the assets (and assume certain of the liabilities) of LifeLine in return for cash and the MDSI Note.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Basic Transaction.

     (a) Purchase and Sale of Acquired Assets. On and subject to the terms and conditions of this Agreement, MDSI agrees to purchase from LifeLine and Neoforma, and LifeLine and Neoforma agree to sell, transfer, convey, and deliver to MDSI, all of the Acquired Assets at the Closing for the consideration specified in this Section 1.

     (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, MDSI agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. MDSI will not assume or have any responsibility, however, with respect to any other obligation or liability of LifeLine or Neoforma not included within the definition of Assumed Liabilities.

     (c) Purchase Price. At the Initial Closing, MDSI agrees to pay to Neoforma $1.25 million (the "Purchase Price") by delivery of the following:

          (i) cash in the amount of Cash on the Closing Date payable by wire transfer or delivery of other immediately available funds; provided, that in no event shall MDSI pay Neoforma an aggregate amount greater than $500,000 in cash pursuant to this clause; the Acquired Assets will include Cash in the amount of $650,000, of which MDSI will wire $500,000 to Neoforma; and

          (ii) its promissory note (the "MDSI Note") in the form of Exhibit A attached hereto in the principal amount of $750,000.

     (d) The Closings. The initial closing of the transactions contemplated by this Agreement (the "Initial Closing") shall take place, except for the assignment of LifeLine's telephone lease, the completion of the Disclosure Schedule by Neoforma and the provision of Certificates of Good Standing by Neoforma, on the second business day following the execution of this Agreement (the "Initial Closing Date"). A subsequent closing ("Subsequent Closing") shall occur on such date as the telephone lease has been assigned to MDSI, the Disclosure Schedule is completed and Neoforma provides MDSI with Certificates of Good Standing.


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     (e) Deliveries at the Closing. At the Initial Closing, (i) LifeLine and
Neoforma, as applicable, will deliver to MDSI a signed original of the Assignment and Assumption Agreement attached hereto as Exhibit B, Services Agreement attached hereto as Exhibit C, Covenant Not to Compete Agreement attached hereto as Exhibit E, Technology Transfer and Waiver Agreement, License Assignment, Database List associated with Intellectual Property as defined in
Section 2(k); (ii) MDSI will deliver to LifeLine and Neoforma a signed original of the Services Agreement, Assignment and Assumption Agreement, Promissory Note and Covenant Not to Compete; and (iii) MDSI will deliver to Neoforma the consideration specified in Section 1(c). At the Subsequent Closing, LifeLine and Neoforma will deliver to MDSI assignments for the telephone lease, a completed Disclosure Schedule and Certificates of Good Standing.

     2. Representations and Warranties of LifeLine and Neoforma. LifeLine and Neoforma represent and warrant, jointly and severally, to MDSI that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

     (a) Organization. Each of LifeLine and Neoforma is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of Delaware. LifeLine is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of LifeLine. LifeLine has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Authorization of Transaction. Each of LifeLine and Neoforma has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of LifeLine and Neoforma, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 1), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of LifeLine or Neoforma is subject or any provision of the charter or bylaws of either of LifeLine or Neoforma or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of LifeLine or Neoforma is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of

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LifeLine or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither of LifeLine or Neoforma needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 1), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of such Party or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. Neither Neoforma nor LifeLine has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which MDSI could become liable or obligated.

     (e) Title. LifeLine has good title to, or a valid leasehold interest in, the Acquired Assets, including but not limited to, all material tangible assets used regularly in the conduct of LifeLine's business. Neoforma has good title to all of the capital stock of LifeLine. All of the issued and outstanding shares of capital stock of LifeLine have been duly authorized and are validly issued, fully paid, and nonassessable.

     (f) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, as of and for LifeLine's fiscal year ended December 31, 2000; and (ii) LifeLine's unaudited balance sheets and statements of income, (the "Most Recent Financial Statements") as of and for the month ended February 28, 2001 (the "Most Recent Fiscal Month End"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly LifeLine's financial condition as of such dates and LifeLine's results of operations for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. Neoforma maintains a separate Cash account for LifeLine (into which Neoforma deposits all of the receipts of LifeLine).

     (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in LifeLine's financial condition. Without limiting the generality of the foregoing, since that date neither LifeLine nor Neoforma has engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of LifeLine's business.

     (h) Legal Compliance. To the knowledge of LifeLine and Neoforma, LifeLine has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of LifeLine.

     (i) Tax Matters.

          (i) LifeLine has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file

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     Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of LifeLine.

          (ii) Section 2(i) of the Disclosure Schedule lists all Income Tax Returns filed with respect to LifeLine for taxable periods ended on or after March 17, 2000, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. LifeLine has delivered to MDSI correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by LifeLine since March 17, 2000.

          (iii) Neither of LifeLine nor Neoforma has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

          (iv) Neither LifeLine nor Neoforma are parties to any Income Tax allocation or sharing agreement between each other.

          (v) LifeLine has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was Neoforma).

     (j) Real Property.

          (i) Reserved.

     (k) Intellectual Property. Section 2(k) of the Disclosure Schedule identifies those Acquired Assets which constitute Intellectual Property, as defined below. MDSI shall purchase as is and where is all right, title and interest in, or has the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, mask works, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights (the "Intellectual Property") that are material to or reasonably necessary to the conduct of its business as presently conducted or proposed to be conducted. All such Intellectual Property will be transferred by LifeLine and Neoforma at closing. Intellectual Property does not include Fast Trak and Sales Analysis; in addition. Fast Trak and Sales Analysis are not part of the Acquired Assets. Neither Neoforma nor LifeLine are aware of any infringement of any Intellectual Property by any third party. Section (k) of Disclosure Schedule lists all copyright, mask work and trademark registrations, applications and claimed rights which are not registered and all patent and patents application for Intellectual Property owned by LifeLine of which LifeLine and Neoforma are aware Neither Neoforma nor LifeLine are aware of any material loss, cancellation, termination or expiration of any such registration or patent. To the knowledge of LifeLine and Neoforma, LifeLine is not using any confidential information or trade secrets of any former employer or any past or present employees. Except as set out in the Disclosure Schedule, neither Neoforma nor LifeLine has granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller, distributor, or other third party any right to reproduce, manufacturer, sell, license or distribute any of its products or services in any market segment or geographic location.


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     (l) Contracts. Section 2(l) of the Disclosure Schedule lists all written or oral contracts and other agreements to which LifeLine is a party the performance of which will involve consideration in excess of $10,000. LifeLine has delivered to MDSI a correct and complete copy of each contract or other agreement listed in Section 2(l) of the Disclosure Schedule (as amended to date), including all such agreements with Neoforma.

     (m) Powers of Attorney. To the knowledge of LifeLine and Neoforma, there are no outstanding powers of attorney executed on behalf of or with respect to LifeLine.

     (n) Litigation. Section 2(n) of the Disclosure Schedule sets forth each instance in which LifeLine, or Neoforma solely with respect to LifeLine, (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

     (o) Employee Benefits.

               (A) Reserved.

     (p) Investment. LifeLine (i) understands that the MDSI Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the MDSI Note solely for LifeLine's own account for investment purposes, and not with a view to the distribution thereof, (iii) is sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning MDSI and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the MDSI Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the MDSI Note, and (vi) is an Accredited Investor.

     (q) Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 2, neither LifeLine nor Neoforma makes any representations or warranties, express or implied, at law or in equity, in respect of any of LifeLine's assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed, except that LifeLine and Neoforma represent and warrant that the Acquired Assets, except for the Intellectual Property, are in good operable condition. MDSI hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 2, MDSI is purchasing the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, neither LifeLine nor Neoforma makes any representations or warranties regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

     (r) Title To Acquired Assets

     Except as disclosed in Section 2(s) of the Disclosure Schedule and to Neoforma's knowledge LifeLine has good and marketable title to the Acquired Assets (including but not limited to those shown on the balance sheet as of the Most Recent Fiscal Month End included in


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the Financial Statements), free and clear of all liens, charges or encumbrances
(other than (i) liens for taxes not yet due and payable, (ii) liens reflected on the Financial Statements and (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby. To Neoforma's knowledge, the machinery and equipment included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which LifeLine is a party are fully effective and afford LifeLine peaceful and undisturbed possession of the subject matter of the lease. To Neoforma's knowledge, LifeLine is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and LifeLine has not received any notice of such violation with which it has not complied or had waived. Notwithstanding the foregoing, Neoforma and LifeLine represent and warrant that they have full right, title, and interest in and to the Intellectual Property, which is free of any lien or encumbrance of any kind.

     (s) Absence of Certain Changes

     Since March 17, 2000 and to the best knowledge of Neoforma, Neoforma and LifeLine have carried on LifeLine's business in the ordinary course substantially in accordance with the procedures and practices in effect on March 17, 2000, and except as disclosed in Section 2(s) of the Disclosure Schedule, since March 17, 2000 and the best knowledge of Neoforma there has not been with respect to Neoforma and LifeLine:

               (a) any material change in the financial condition, properties, assets (including the Acquired Assets), liabilities, business, results of operations or prospects;

               (b) any contingent liability incurred thereby as guarantor or surety with respect to the obligations of others;

               (c) any mortgage, encumbrance or lien placed on any of the assets or properties thereof;

               (d) any obligation or liability incurred thereby other than in the ordinary course of business, which obligations or liabilities do not exceed in the aggregate $50,000;

               (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill thereof other than in the ordinary course of business;

               (f) any damage, destruction or loss, whether or not covered by insurance;

               (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of LifeLine, any split, stock dividend, combination or recapitalization of the capital stock of LifeLine, any direct or indirect redemption, purchase or other acquisition of the capital stock of LifeLine,


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               (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents (other than pursuant to existing agreements set out on Section 2(s) of the Disclosure Schedule or, in the case of non-officers, in the ordinary course of business consistent with past practice ("Ordinary Course")), or any bonus payment or arrangement made to or with any of such officers, employees or agents other than amounts paid pursuant to Employee Plans disclosed in Section 2(s) of the Disclosure Schedule;

               (i) any loss of key executive, management or development personnel thereof,

               (j) any payment or discharge of a lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of December 31, 2000 included in the Financial Statements or (ii) incurred in the Ordinary Course after December 31, 2000 as disclosed under Section 2.(s)(d) above;

               (k) any obligation or liability incurred thereby to any of its officers, directors, shareholders or affiliates, or any loans or advances made thereby to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers;

               (l) any loss on or prior to the date of this Agreement of one or more material customers or such number of customers which together represent a material amount of business or any indication that such a loss is, or losses are, reasonably likely, other than in connection with completion of projects and normal customer turnover in the Ordinary Course;

               (m) any issuance or sale of any debt or equity securities (including, but not limited to, stock) thereby or of any options or other rights to acquire from LifeLine, directly or indirectly, any debt or equity securities (including but not limited to stock) thereof;

               (n) any written indication or assertion by the other party thereto of problems with Neoforma and LifeLine's products or services or performance under a contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

               (o) to Neoforma's knowledge, any execution, amendment, relinquishment, termination or non-renewal thereby of, any lease or any written indication or assertion by the other party thereto of problems with Neoforma and LifeLine's products or services or performance under such lease, or its desire to so amend, relinquish, terminate or not renew any such lease;

               (p) any agreement or arrangement made thereby to take any action which, if taken prior to the date hereof, would have made any representation or warranty of Neoforma and LifeLine set forth in this Agreement untrue or incorrect as of the date when made; or


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               (q) any deferral of the payment of any accounts payable outside the Ordinary Course or in an amount which is material or any discount, accommodation or other concession made outside the Ordinary Course in order to accelerate or induce the collection of any receivable.

     (t) Agreements and Commitments

     Except as disclosed in Section 2(t) of the Disclosure Schedule, Neoforma or LifeLine are not on the date of this Agreement a party or subject to any oral or written executory agreement, obligation or commitment that is material to LifeLine, its financial condition, business or prospects, including but not limited to the following:

               (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to LifeLine in an aggregate amount of (i) $50,000 or more in the Ordinary Course or (ii) $15,000 or more not in the Ordinary Course;

               (b) Any material license agreement under which Neoforma or LifeLine is licensor, or under which Neoforma or LifeLine is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

               (c) Any material agreement by Neoforma or LifeLine to encumber, transfer or sell rights in or with respect to any material item of LifeLine Intellectual Property;

               (d) Any agreement for the sale or lease of real or personal property involving more than $15,000 per year;

               (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of LifeLine's products;

               (f) Any franchise agreement;

               (g) Any stock redemption or purchase agreement;

               (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person other than MDSI;

               (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Neoforma or LifeLine incurred or made in the Ordinary Course, and except as disclosed in the Financial Statements;

               (j) Any contract containing covenants purporting to limit LifeLine's freedom to compete in any line of business, market or industry and/or in any geographic area; or


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               (k) Any contract or commitment for the employment of any officer, employee or consultant of LifeLine or any other type of contract or understanding with any officer, employee or consultant of LifeLine that is not immediately terminable by LifeLine without cost or other liability.

     Except as noted in Section 2(t) of the Disclosure Schedule, all items referred to above are valid and in full force and effect. To Neoforma and LifeLine's knowledge, no other party is in breach of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. Neoforma or LifeLine are not a party to any contract or arrangement that they reasonably expect will have a material adverse effect on or cause a material adverse change to the properties, assets, material intellectual property rights, financial condition, operating results, business or prospects of LifeLine. LifeLine has no liability for renegotiation of government contracts or subcontracts which are material to LifeLine, its financial condition, business or prospects.

     (u) Employees

     Except as disclosed in Section 2(u) of the Disclosure Schedule, Neoforma or LifeLine have no employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Neoforma and LifeLine (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

     Neoforma and LifeLine (a) have never been and are not now subject to a union organizing effort, (b) have never been and are not now subject to any collective bargaining agreement with respect to any of its employees, (c) have never been and are not now subject to any other material contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) have no current labor disputes. Neoforma and LifeLine have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions provided for herein (other than any contemplated reductions in force associated therewith) will have a material adverse effect on LifeLine's labor relations, and have no knowledge that any of LifeLine's key development or other employees intend to leave its employ.

     Section 2(u) of the Disclosure Schedule contains a list of all employment and consulting agreements, all severance agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Neoforma and LifeLine or any trade or business which is treated as a single employer with Neoforma and LifeLine within the meaning of Code Section 414(b),
(c), (m) or (o) (each an " ERISA Affiliate") (the "Employee Plans").

     To the knowledge of Neoforma, no employee of LifeLine is in violation of any term of any employment contract, patent or trade secret disclosure agreement or non-competition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by LifeLine or to use trade secrets or proprietary information of others, and the employment of any employee of LifeLine does not subject LifeLine to any material liability to any third party.

     Except as disclosed in Section 2(u) of the Disclosure Schedule, LifeLine is not a party to any (a) agreement with any employee of Neoforma or LifeLine (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Neoforma or LifeLine in the nature of any of the transactions contemplated by this Agreement (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment other than as required by law, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement. Neoforma or LifeLine are not obligated to make any parachute payment, as defined in Section 28OG(b)(2) of the Code, nor will any parachute payment be deemed to have occurred, as a result of the transactions contemplated by this Agreement.

     A list of all employees, officers and consultants of LifeLine and their current base compensation and benefits as of the date of this Agreement is disclosed on Section 2(u) of the Disclosure Schedule.

     All contributions due from Neoforma and LifeLine with respect to any of the Employee Plans have been made or accrued on the Financial Statements.

     (v) Disclosure

     This Agreement, its exhibits and schedules, any of the certificates or documents to be delivered by Neoforma and LifeLine to MDSI under this Agreement, taken together, do not contain any untrue statement of a material fact.

     (w) Books and Records

     To the best knowledge of Neoforma, the books, records and accounts of LifeLine (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of LifeLine and (d) accurately and fairly reflect the basis for the Financial Statements.

     (x) Insurance

     LifeLine maintains the insurance coverage disclosed on Section 2(x) of the Disclosure Schedule which it believes to be reasonably prudent for similarly sized and similarly situated business. Section 2(u) sets forth all claims made under such insurance policies since March 17, 2000 and the premiums that apply with respect to such insurance policies as of the date of this Agreement. Neoforma and LifeLine has not changed insurance carriers since March 17, 2000.

     (y) Warranties, Guaranties and Indemnities


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     Except as disclosed in Section 2(y) of the Disclosure Schedule, or in the
agreements or contract listed herein, and to the knowledge of Neoforma, LifeLine has not provided to its customers (i) any warranties, guarantees or indemnities regarding the services and products it provides to such customers; or (ii) rights to obtain refunds with respect to such services except for rights that are customary in the industry and do not expose LifeLine to any material risk of liability.

     (z) Environmental

     To the knowledge of Neoforma, during the period that LifeLine has leased or owned its properties or leased, owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such properties or facilities that would expose LifeLine to any material legal liability or otherwise have a Material Adverse Effect. Neither Neoforma nor LifeLine have any knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to LifeLine having taken possession of any of such properties or facilities which might reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the terms "disposal," "release", and threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., as amended (CERCLA). For the purposes of this Section 2.21, Hazardous Materials mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date, regulated under, or defined as a hazardous substance", pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance or "hazardous chemical" under (i) CERCLA;
(ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

     To the knowledge of Neoforma, none of the properties or facilities currently leased or owned by LifeLine or any properties or facilities previoNFLy leased or owned by LifeLine is in violation in any material respect of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.

     To the knowledge of Neoforma, during LifeLine's occupancy of any properties or facilities owned or leased at any time by LifeLine, neither LifeLine, nor to LifeLine's knowledge, any third party, has used, generated manufactured, released or stored on, under or about such properties and facilities or transported to or from such properties and facilities any Hazardous Materials that would expose LifeLine to any material legal liability or otherwise have a material adverse effect.

     To the knowledge of Neoforma, during the time that LifeLine has owned or leased the properties and facilities currently occupied by it or any properties and facilities previously occupied by LifeLine, there has been no material litigation, proceeding or administrative action brought or threatened against LifeLine, or any material settlement reached by LifeLine with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     To the knowledge of Neoforma, during LifeLine's occupancy of any properties or facilities owned or leased at any time by LifeLine, to the best knowledge of LifeLine, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

     (aa) Government Contracts

     To the knowledge of Neoforma, there has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party (as defined below) of any of LifeLine technical data, computer software, products and services and that has led to or is reasonably likely to lead to, either before or after the Closing Date, any material adverse effect to any of LifeLine's rights in and to its technical data, computer software, products and services. There is currently no dispute between LifeLine and any Government Contract Party. For purposes of this Section 2(aa), the term "Government Contract Party means any independent or executive agency, division, subdivision, audit group or procuring office of the federal, state, county, local or municipal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     (bb) Customer Relationships

     To the knowledge of Neoforma, LifeLine has good commercial working relationships with its customers. Except as disclosed in Section 2(bb) of the Disclosure Schedule and to the knowledge of Neoforma, no customer accounting for more than 10% of LifeLine's revenues in fiscal 2000 (a "Material Customer ") has, from March 17, 2000 to the date of this Agreement, canceled or otherwise terminated its relationship with LifeLine, decreased or limited materially the amount of product or services ordered from LifeLine, or threatened to take any such action other than in the Ordinary Course upon completion of customer projects.

     (cc) Product and Service Quality

     To the knowledge of Neoforma, all products manufactured, sold, licensed, leased or delivered by LifeLine and all services provided by LifeLine, to customers on or prior to the Closing Date conform to applicable contractual commitments, express warranties, product specifications and quality standards in all material respects, and LifeLine has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against LifeLine giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. All material complaints received since the end of 1999 from customers regarding LifeLine's services or any information supplied by or published by LifeLine are summarized in Section 2(cc) of the Disclosure Schedule.

     3. Representations and Warranties of MDSI. MDSI represents and warrants to LifeLine and Neoforma that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization of MDSI. MDSI is a corporation duly organized, validly existing, and in good standing under the laws of Georgia.

     (b) Authorization of Transaction. MDSI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MDSI, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 1), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which MDSI is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MDSI is a party or by which it is bound or to which any of its assets is subject. MDSI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section
1).

     (d) Brokers' Fees. MDSI has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Neoforma or LifeLine could become liable or obligated.

     4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6).

     (b) Notices and Consents. LifeLine will give (and Neoforma will cause LifeLine to give) any notices to third parties, and LifeLine will use its reasonable best efforts (and Neoforma will cause LifeLine to use its reasonable best efforts) to obtain any third party consents, that MDSI reasonably may request in connection with the matters referred to in Section 2(c). Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 2(c) and 3(c).

     (c) Operation of Business. LifeLine will not, and Neoforma will not cause or permit LifeLine to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (d) Full Access. LifeLine will permit representatives of MDSI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of LifeLine, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to LifeLine. MDSI will treat and hold as such any Confidential Information it receives from either of Neoforma or LifeLine in the course of the reviews contemplated by this Section 4(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to LifeLine all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (e) Notice of Developments.

          (i) Neoforma or LifeLine may elect at any time to notify MDSI of any development causing a breach of any of its representations and warranties in Sections 2(f)-(o). Unless MDSI has the right to terminate this Agreement pursuant to Section 8(a)(ii) by reason of the development and exercises that right within the period of ten (10) business days referred to in
     Section 8(a)(ii), the written notice pursuant to this Section 4(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 2, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (ii) Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Sections 2(a)-(e) and 3. No disclosure by any Party pursuant to this Section 4(e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

     (f) Exclusivity. Neoforma will not (and will not cause or permit LifeLine to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of LifeLine (including any acquisition structured as a merger, consolidation, or share exchange).

     5. Additional Agreements and Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7).

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving LifeLine, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7).

     (c) Transition. Neither Neoforma nor LifeLine will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of LifeLine from maintaining the same business relationships with MDSI after the Closing as it maintained with LifeLine prior to the Closing.

     (d) Covenant Not to Compete. At Closing, both Neoforma and LifeLine will enter into the Covenant Not to Compete attached hereto as Exhibit E, wherein both Neoforma and LifeLine will be banned from competing against MDSI in select markets for five (5) years from Closing. The parties agree that separate consideration was or will be given for this agreement.

     (e) MDSI Note. MDSI Note will be imprinted with a legend substantially in the following form:

     "This Note was originally issued on March 31, 2001, and has not been registered under the Securities Act of 1933, as amended."

     (f) Employment Matters.

          (i) Neoforma and LifeLine will, and Neoforma will cause LifeLine to, terminate all of their employees and agents engaged in LifeLine's business as of the Closing Date except for those employees or agents set forth in the Disclosure Schedule (the "Retained Employees"). Except for the Retained Employees, MDSI shall either hire all of the persons employed by Neoforma or LifeLine engaged in LifeLine's Business as of the Closing Date or reimburse LifeLine for all accrued vacation and severance payments made to such employees not hired by MDSI who are not Retained Employees. Employees hired by MDSI as permanent employees effective on or after the Closing Date shall be referred to herein as a "Transferred Employee".

          (ii) MDSI shall assume the liability for accrued vacations of Transferred Employees as of the Closing Date, including, without limitation, any liability for vacations earned, vested and awarded to Transferred Employees prior to the Closing Date and unused as of the Closing Date.

     6. Conditions to Obligation to Close.

     (a) Conditions to Obligation of MDSI. The obligation of MDSI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 2 shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Neoforma and LifeLine shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the relevant parties shall have entered into all agreements specified herein, including but not limited to the Services Agreement and the Covenant Not to Compete as set forth in the Exhibits attached hereto; and

          (v) all actions to be taken by Neoforma and LifeLine in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to MDSI.

          (vii) There shall not have been any material adverse change in the financial condition of Neoforma, LifeLine, or the Acquired Assets except for changes in accord with the Ordinary Course of LifeLine's business;

          (viii) There shall be no order, decree, or ruling by any court or governmental agency in effect that would prohibit or render illegal the transactions provided for in this Agreement.

          (ix) There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transaction contemplated herein by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

          (x) MDSI shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all contracts and leases of LifeLine.

          (xi) No litigation or proceeding shall be threatened or pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement or which could reasonably be expected to have a material adverse effect on Neoforma or LifeLine.

          (xii) Each of Neoforma and LifeLine shall produce (a) a certificate of good standing from the State of Delaware;

          (xiii) Any resignations of officers or directors of LifeLine requested by MDSI shall have been tendered to MDSI in writing.

     MDSI may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of Neoforma and LifeLine. The obligation of each of Neoforma and LifeLine to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date;

          (ii) MDSI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the relevant parties shall have entered into all agreements specified herein, including but not limited to the Services Agreement, Promissory Note, Assignment and Assumption Agreement and the Covenant Not to Compete as set forth in the Exhibits attached hereto, and the same shall be in full force and effect; and

          (v) all actions to be taken by MDSI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Neoforma and LifeLine.

     Neoforma and LifeLine may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

     7. Remedies for Breaches of this Agreement; Indemnification.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two years from the Closing Date.

     (b) Indemnification Provisions for Benefit of MDSI.

          (i) In the event either Neoforma or LifeLine breaches any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 7(a), provided that MDSI makes a written claim for indemnification against Neoforma or LifeLine, as applicable, pursuant to Section 9(g) within such survival period, then Neoforma and LifeLine jointly and severally agree to indemnify, defend and hold MDSI harmless from and against the entirety of any Adverse Consequences MDSI shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences MDSI shall suffer after the end of any applicable survival period) caused proximately by the breach.

          (ii) Neoforma and LifeLine jointly and severally agree to indemnify, defend and hold MDSI harmless from and against the entirety of any Adverse Consequences such Party shall suffer caused proximately by (A) any liability of LifeLine which is not an Assumed Liability, and (B) the operation of LifeLine's business by Neoforma and/or LifeLine and the ownership, operation or use of the Acquired Assets prior to the Closing Date.

     (c) Indemnification Provisions for Benefit of Neoforma.

          (i) In the event MDSI breaches any of its representations, warranties, and covenants contained in this Agreement and provided that either Neoforma or LifeLine makes a written claim for indemnification against MDSI pursuant to Section 9(g) within such survival period, then MDSI agrees to indemnify such Party from and against the entirety of any Adverse Consequences such Party shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences such Party shall suffer after the end of any applicable survival period) caused proximately by the breach.

          (ii) MDSI agrees to indemnify Neoforma and LifeLine from and against the entirety of any Adverse Consequences such Party shall suffer caused proximately by (A) any liability of LifeLine which is an Assumed Liability or (B) the operation of LifeLine's business by MDSI or MDSI's ownership, operation or use of the Acquired Assets on or after the Closing Date.

     (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

          (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7(d)(ii), however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

     (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits in determining Adverse Consequences for purposes of this Section 7. All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price.

     (f) Other Indemnification Provisions. The indemnification provisions in this Section 7 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

     8. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) MDSI may terminate this Agreement by giving written notice to Neoforma and LifeLine at any time prior to the Closing in the event (A) either Neoforma or LifeLine has within the then previous ten (10) business days given MDSI any notice pursuant to Section 4(e)(i) and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of LifeLine;

          (iii) MDSI may terminate this Agreement by giving written notice to Neoforma or LifeLine at any time prior to the Closing if either Neoforma or LifeLine has breached any material representation, warranty, or covenant contained in this Agreement (in any material respect, MDSI has notified Neoforma and LifeLine of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; and

          (iv) either Neoforma or LifeLine may terminate this Agreement by giving written notice to MDSI at any time prior to the Closing if MDSI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, such Party has notified MDSI of the breach, and the breach has continued without cure for a period of thirty
     (30) days after the notice of breach.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 4(d) shall survive termination.

     9. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party ; provided, however, that MDSI may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases MDSI nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered, certified or electronic mail, return receipt requested, postage prepaid (if applicable), and addressed to the intended recipient as set forth below:

     If to Neoforma or LifeLine:

         Neoforma.com, Inc.
         3061 Zanker Road
         San Jose, California  95134
         Telephone: 408-468-4244
         Fax: 408-468-4045
         Attention: Stephen K. Phillips, General Counsel
         E-mail: steve.phillips@neoforma.com



     If to MDSI:

         Medical Distribution Solutions, Inc.
         6825 Jimmy Carter Boulevard, Suite 1290
         Norcross, Georgia 30071
         Telephone: 800.536.5312
         Fax: 770.446.7722
         Attention:  Chris Kelly, President
         E-mail: ckelly@mdsi.org

     with a copy to:

         Brennan, Steil, Basting and MacDougall, S.C.
         One East Milwaukee Street (53545)
         P.O. Box 1148
         Janesville, WI  53547-1148
         Telephone: 608.756.4141
         Fax: 608.756.9000
         Attention: Jonathan W. Groessl
         E-mail: jgroessl@bsbmlaw.com

         with a copy to:

             The George Messina Group, LLC
             One Parker Place
             Janesville, WI  53545
             Telephone: 608.756.1710
             Fax: 608.756.8506
             Attention: George P. Messina
             E-mail: george@messinagroup.com with a copy to:


     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (m) Incorporation of Exhibits and Schedules. The Exhibits, Schedules, and other documents referred to in Section 1(e) in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Bulk Transfer Laws. MDSI acknowledges that Neoforma and LifeLine will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Neoforma and LifeLine jointly and severally agree to indemnify, defend, and hold MDSI harmless from and against any liability arising from their failure to comply with any such bulk transfer laws.

     10. Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquired Assets" means all of the right, title, and interest in and to all of the assets that LifeLine possesses and has the right to transfer, including all of LifeLine's (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property (as defined in
Section 2(k) above), Databases (as defined in Section 2(dd) above), goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables,

(g) securities, (h) claims, deposits, prepayments, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials and (k) all Cash; provided, however, that the Acquired Assets shall not include (x) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of LifeLine as a corporation or (y) any of the rights of LifeLine under this Agreement (or under any side agreement between LifeLine on the one hand and MDSI on the other hand entered into on or after the date of this Agreement).

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law.

     "Assumed Liabilities" means all liabilities relating to "Deferred Income" of LifeLine as set forth in the Financial Statements and the accrued vacation liabilities referred to in Section 5(f) above; provided, however, that the Assumed Liabilities shall not include (x) any liability of LifeLine for unpaid taxes (with respect to LifeLine or otherwise) for periods prior to the Closing,
(ii) any liability of Neoforma or LifeLine for any Income Taxes arising because LifeLine is transferring the Acquired Assets, or (iii) any liability or obligation of LifeLine under this Agreement (or under any side agreement between LifeLine on the one hand and MDSI on the other hand entered into on or after the date of this Agreement) or (y) any other liability of any kind or type of Neoforma or LifeLine.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in Section 1(d).

     "Closing Date" has the meaning set forth in Section 1(d).

     "COBRA" means Section 4980B of the Code or similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of LifeLine that is not already generally available to the public.

     "Continuees" has the meaning set forth in Section 5(f)(v).

     "Disclosure Schedule" has the meaning set forth in Section 2.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan, (b) Employee Pension Benefit Plan, (c) any Multiemployer Plan, or (d) Employee Welfare Benefit Plan.

     "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Statements" has the meaning set forth in Section 2(f).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Indemnified Party" has the meaning set forth in Section 7(d).

     "Indemnifying Party" has the meaning set forth in Section 7(d).

     "knowledge" means actual knowledge without independent investigation.

     "MDSI" has the meaning set forth in the preface.

     "MDSI Note" has the meaning set forth in Section 1(c).

     "Most Recent Financial Statements" has the meaning set forth in Section
2(f).

     "Most Recent Fiscal Month End" has the meaning set forth in Section 2(f).

     "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

     "Neoforma" has the meaning set forth in the preface.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in Section 1(c).

     "Retained Employees" has the meaning set forth in Section 5(f)(i).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Third Party Claim" has the meaning set forth in Section 7(d)..

     "Transferred Employees" has the meaning set forth in Section 5(f)(i).

     "LifeLine" has the meaning set forth in the preface.

                                     ******

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   MEDICAL DISTRIBUTION SOLUTIONS, INC.

                                   /s/  Chris Kelly
                                   ------------------------
                                   By:   Chris Kelly
                                   Title: President


                                   NEOFORMA.COM, INC.

                                   /s/    Daniel A. Eckert
                                   ------------------------
                                   By: Daniel A. Eckert
                                   Title: President


                                   NEOFORMA LIFELINE, INC.

                                   /s/    Daniel A. Eckert
                                   ------------------------
                                   By: Daniel A. Eckert
                                   Title: President

                                    EXHIBIT A

--------------------------------------------------------------------------------

 This Note was originally issued on March 31, 2001 and has not been registered under the Securities Act of 1933, as amended.
--------------------------------------------------------------------------------

                                      NOTE

                                                                  March 31, 2001
$750,000.00                                                    Norcross, Georgia

     The undersigned, for value received, promises to pay to the order of NEOFORMA.COM, INC. ("Neoforma") the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), such principal amount to be payable in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) on April 1, 2003, Two Hundred Twenty Five Thousand Dollars ($225,000) on April 1, 2004, and Three Hundred Seventy Five Thousand Dollars on April 1, 2005.

     No interest shall be payable by the undersigned on the unpaid principal amount of this Note from the date hereof until this Note is paid in full.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Asset Purchase Agreement, dated as of March 31, 2001, among the undersigned, Neoforma and Neoforma Lifeline, Inc., as amended or otherwise modified from time to time.

     This Note is made under and governed by the laws of the State of Delaware excluding that body of law pertaining to conflict of laws.

                                 MEDICAL DISTRIBUTION SOLUTIONS, INC.


                                 ------------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT B

                               SERVICES AGREEMENT

This Services Agreement ("Agreement") is entered into as of March 31, 2001 ("Effective Date") by and between Neoforma.com, Inc. ("Neoforma"), a Delaware corporation with headquarters at 3061 Zanker Road, San Jose, CA 95134 and Medical Distribution Solutions, Inc., a Georgia corporation ("MDSI") with respect to the following.

                                  R E C I T A L

     MDSI desires to provide, and Neoforma desires to have MDSI provide various news, magazine and advertising services as an independent contractor to Neoforma.

     NOW, THEREFORE, the parties agree as follows:

     1. Services.

          (a) Performance. MDSI agrees to use its best efforts to perform the services (the "Services") described in detail on Exhibit A to this Agreement (the "Project Description") during the term of this Agreement.

          (b) Payment. As sole compensation for the performance of the Services, Neoforma will pay MDSI the fees stated in the Project Description. Any expenses incurred by MDSI in performing the Services will be the sole responsibility of MDSI. Neoforma will pay each such invoice no later than thirty (30) days after its receipt on services exceeding $100,000 in any given year.

     2. Relationship of Parties.

          (a) Independent MDSI. MDSI is an independent contractor and is not an agent or employee of, and has no authority to bind, Neoforma by contract or otherwise. MDSI will determine, in MDSI's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that MDSI shall at all times comply with applicable law. Neoforma has no right or authority to control the manner or means by which the Services are accomplished.

          (b) Employment Taxes and Benefits. MDSI will report as revenue all compensation received by MDSI pursuant to this Agreement.

     3. Neoforma Confidential Information. MDSI acknowledges that MDSI will acquire information and materials from Neoforma and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of Neoforma and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of Neoforma (collectively "Neoforma

Confidential Information"). Neoforma Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of MDSI or that Neoforma regularly gives to third parties without restriction on use or disclosure. MDSI agrees to hold all such Neoforma Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, during the term of this Agreement and for three years after its expiration or termination. MDSI shall take all action reasonably necessary and satisfactory to protect the confidentiality of the Neoforma Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Neoforma Confidential Information.

     4. MDSI Confidential Information. Neoforma acknowledges that Neoforma will acquire information and materials from MDSI and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of MDSI and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of MDSI (collectively " MDSI Confidential Information"). MDSI Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Neoforma or that MDSI regularly gives to third parties without restriction on use or disclosure. Neoforma agrees to hold all such MDSI Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, during the term of this Agreement and for three years after its expiration or termination. Neoforma shall take all action reasonably necessary and satisfactory to protect the confidentiality of the MDSI Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the MDSI Confidential Information.

     5. Indemnification by MDSI. MDSI shall indemnify Neoforma and hold it harmless from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses and other professionals, arising out of or resulting from, and, at Neoforma's option, MDSI will defend Neoforma against:

          (a) any action by a third party against Neoforma that is based on any claim that any Services performed under this Agreement, or their results, infringe a patent, copyright or other proprietary right or violate a trade secret; and

          (b) any action by a third party against Neoforma that is based on any negligent act or omission or willful conduct of MDSI and which results in: (i) any bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance, or regulation.

     6. Indemnification by Neoforma. Neoforma shall indemnify MDSI and hold it harmless from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses and other professionals, arising out of or resulting from, and, at MDSI 's option, Neoforma will defend MDSI against:

          (a) any action by a third party against MDSI that is based on any claim that any Services performed under this Agreement, or their results, infringe a patent, copyright or other proprietary right or violate a trade secret; and

          (b) any action by a third party against MDSI that is based on any negligent act or omission or willful conduct of Neoforma and which results in:
(i) any bodily injury, sickness, disease or death; (ii) any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom; or (iii) any violation of any statute, ordinance, or regulation.

     7. Termination and Expiration.

          (a) Breach. Either party may terminate this Agreement in the event of a breach by the other party to this Agreement if such breach continues uncured for a period of thirty (30) days after written notice.

          (b) Term. The term of this Agreement shall commence upon the Effective Date and continue thereafter for five years, unless sooner terminated pursuant to Section 6(a).

          (c) Automatic. This Agreement terminates automatically, with no further action of either party, if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business or if a receiver is appointed on account of either party's insolvency.

          (d) No Election of Remedies. The election by either party to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

     8. Effect of Expiration or Termination. Upon the expiration or termination of this Agreement for any reason:

          (a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 2(b), 3, 4, 5, 8, 9(b) and 10, nor will expiration or termination relieve MDSI or Neoforma from any liability arising from any breach of this Agreement;

          (b) MDSI will promptly notify Neoforma of all Neoforma Confidential Information, including but not limited to the Designs and Materials, in MDSI's possession and, at the expense of MDSI and in accordance with Neoforma's instructions, will promptly deliver to Neoforma all such Neoforma Confidential Information; and

          (c) Neoforma will promptly notify MDSI of all MDSI Confidential Information, including but not limited to the Designs and Materials, in Neoforma's possession and, at the expense of Neoforma and in accordance with MDSI's instructions, will promptly deliver to MDSI all such MDSI Confidential Information

     9. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF A PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     10. Covenants.

          (a) Pre-existing Obligations. each party represents and warrants that it is not under any pre-existing obligation inconsistent with the provisions of this Agreement.

          (b) Solicitation of Employment. Because of the trade secret subject matter of Neoforma's business, each party agrees that it will not solicit the services of any of the employees, contractors, suppliers or customers of the other party during the term of this Agreement and for six (6) months thereafter.

     11. General.

          (a) Assignment. Neither party may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party. Any attempted assignment or delegation without such consent will be void.

          (b) Equitable Remedies. Because the Services are personal and unique and because each party will have access to the Confidential Information of the other, either party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that it may have for a breach of this Agreement. If Neoforma files for bankruptcy or is declared insolvent, MDSI shall have the right to offset any amounts owed by Neoforma against the Note dated March 31, 2001 made by MDSI to LifeLine. If MDSI files for bankruptcy or is declared insolvent, Neoforma shall have the right terminate this Agreement and cease all payments hereunder except for payments due to MDSI for services already furnished.

          (c) Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

          (d) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

          (e) Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, to the address specified below or such other address as the party specifies in writing. Such notice will be effective upon its mailing as specified.

          (f) Complete Understanding; Modification. This Agreement, together with Exhibit A, constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

COMPANY:                                                  MDSI:

By:                                     By:
   -----------------------------------     -----------------------------------

Title:
      --------------------------------

                                    EXHIBIT A

                               Project Description

1. MDSI shall provide Neoforma with services that shall initially include: (a) a customized version of the *, (b) a premium medical content service (*), with specifics to be mutually agreed upon in good faith by the parties, (c) advertising space at rates agreed upon by MDSI and Neoforma. Neoforma may request other services in lieu of these services, upon receipt of written consent from MDSI.

2. Neoforma shall make the first payment of * for the initial year's services on April 1, 2001 or on the Closing of the Asset Purchase Agreement between the parties, whichever is later. Neoforma shall make its second and subsequent annual payments on January 1, 2002, and on each of January 1, 2003, 2004 and 2005. Neoforma's payments shall be allocated annually as follows:

     (a) *: *

     (b) Premium content service: *

     (c) Advertising: * less amounts for the * and * (e.g., *)

provided, that Neoforma may change the allocation between premium content service and advertising in its reasonable discretion * annually upon three months prior notice to MDSI Neoforma may request changes to customized services, such as the * and the premium content service, semi-annually and to non-customized services, such as advertising, quarterly, but shall continue to purchase * worth of * as specified above.

3. Neoforma may purchase additional services from MDSI (i.e. in excess of the annual * commitment) at mutually agreeable rates.

4. MDSI shall pay Neoforma * of the subscription revenue generated from sales of the premium medical content service and * of the revenue generated from sales of any other MDSI products or services by Neoforma or through Neoforma distribution channels.


* Confidential treatment requested.